COTTON VALLEY RESOURCES CORPORATION
                          8350 North Central Expressway
                                   Suite M2030
                               Dallas, Texas 75206

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an Annual and Special Meeting of Shareholders of COTTON VALLEY RESOURCES CORPORATION (the "Corporation") will be held at the offices of the Corporation at 8350 North Central Expressway, Suite M2030, Dallas, Texas 75206 on Tuesday, the 10th day of December, 1996 at the hour of 10:00 o'clock in the forenoon (Toronto time), for the following purposes:

(a) To receive the report to shareholders and financial statements for the year ended June 30, 1996 together with the Report of the Auditors thereon;

(b)  To elect five (5) directors for the ensuing year;

(c)  To appoint auditors and authorize the directors to fix their remuneration;

(d) To consider and, if deemed advisable, to pass with or without variation, a resolution to approve a financing of between US$7,500,000 and US$20,000,000 through the issuance of a minimum of 1,250,000 units and a maximum of 3,333,333 units, each unit to consist of 1 Series A Convertible Preferred Share and 1 Redeemable Common Share Purchase Warrant. A copy of the resolution concerning the proposed public financing is annexed as Schedule "A" to the Information Circular;

(e) To consider and, if deemed advisable, to pass with or without variation a special resolution authorizing the continuance of the Corporation from the Business Corporations Act (Ontario) (the "OBCA") to the jurisdiction of the Yukon Territory and authorizing the Corporation to apply to the Registrar of Corporations of the Yukon Territory under the Business Corporation Act (Yukon) (the "YBCA"), for Articles of Continuance, continuing the
     Corporation as if it had been incorporated under the YBCA (the "Continuance") in the form annexed as Schedule "B";

(f) To transact such other business as properly may be brought before the Meeting or any adjournment or adjournments thereof,

all as described in the Management Information Circular accompanying this Notice

Take notice that pursuant to the OBCA shareholders have a right to dissent with regard to the special resolution to continue the Corporation into the Yukon Territory. Please see the information entitled "Dissent Rights" with regard to the process in order to provide notice of dissent to the Corporation. As a result of providing a notice of dissent according to the OBCA, the Corporation will be required to purchase all your shares in respect of which the notice of dissent was given, provided that the procedure contained in the OBCA is fully completed.


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                                                           - 2 -
Shareholders who are unable to attend the Meeting in person are requested to sign and return the enclosed form of proxy to the Corporation c/o Equity Transfer Services Inc., 120 Adelaide Street West, Suite 800, Toronto, Ontario M5H 3V1.

A copy of the Financial Statements, the Report of the Auditors and a Management Information Circular accompany this Notice, all of which have been sent to each director, each shareholder entitled to notice of the meeting and to the auditors of the Corporation.

          DATED at Toronto, Ontario this 5th day of November, 1996.

                                            BY ORDER OF THE BOARD





                                            EUGENE A. SOLTERO
                                            Chief Executive Officer


NOTES:

1. As provided in the Business Corporations Act (Ontario), shareholders registered on the books of the Corporation at the close of business on November 4, 1996 are entitled to notice of the meeting.

2. Shareholders registered on the books of the Corporation at the close of business on November 4, 1996 are entitled to vote at the meeting.

3. The directors have fixed the hour of 4:00 p.m. in the afternoon on the last business day preceding the day of the meeting or any adjournment thereof before which time the instrument of proxy to be used at the meeting must be deposited with the Corporation, c/o Equity Transfer Services Inc., 120 Adelaide Street West, Suite 800, Toronto, Ontario M5H 3V1, provided that a proxy may be delivered to the Chairman of the meeting on the day of the meeting or any adjournment thereof prior to the time for voting.

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